Exhibit 10.4

Amendment No. 3 to Employment Agreement

WHEREAS Galaxy Gaming, Inc. (the “Company”) and Harry C. Hagerty (“Employee”) are parties (the “Parties”) to an Employment Agreement dated May 1, 2017 as amended and modified by Amendment No.1 on January 11, 2017 and Amendment No. 2 on February 21, 2019 (the Employment Agreement and Amendment No.1 and Amendment No. 2 are hereinafter collectively referred to as the “ Agreement”); and

WHEREAS the Company and Employee desire to modify certain terms of the Agreement;

NOW THEREFORE, the Parties agree as follows:

1.	The Base Salary listed under the Compensation and Benefits section of Exhibit A to the Agreement shall be remain at the annual rate of $200,000.00.

2.
The Employee shall be granted 200,000 Nonqualified options to purchase shares of common stock of the Company that will vest in the following installments 66,666 shares on October 22, 2020, 66,666 shares on October 22, 2021, and 66,668 shares on April 30, 2022. The options shall have a strike price equal to the closing price of the Company’s common stock on the date this Amendment No. 3 is executed. The options shall be subject to the terms of the standard form Galaxy Gaming, Inc. Nonqualified Stock Option Agreement and the Galaxy Gaming, Inc. 2014 Equity Incentive Plan.

3.	Section l(a) of the Employment Agreement shall be modified to extend the end date of the term of employment of the Employee from April 30, 2020 to a new end date of April 30, 2022.

This Amendment No. 3 shall become part of and subject to the terms of the Agreement which, except as modified hereby, remains unchanged and in full force and effect. To the extent that the terms and conditions expressly set forth in this Amendment No. 3 conflict with the terms and conditions of the Agreement, the terms and conditions expressly set forth in this Amendment No. 3 shall prevail. Unless otherwise defined in this Amendment No. 3, capitalized terms used herein shall have the same meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 3 with an effective date of October 22, 2019.

GALAXY GAMING, INC.	HARRY C. HAGERTY

By:	/s/ Todd P. Cravens	By:	/s/ Harry C. Hagerty
Name:	Todd P. Cravens, CEO